UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – May 10, 2013
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective May 10, 2013, the Board of Directors of Questar Corporation (the Company) approved a new form of indemnification agreement (the “Indemnification Agreement”) for its directors. This Indemnification Agreement will replace any existing indemnification agreements. The Indemnification Agreement provides indemnification to its directors to the fullest extent permitted by law, and in accordance with the Company's Bylaws, for all expenses actually and reasonably incurred in any action or proceeding in which the director is or may be involved in by reason of the fact that he or she is or was a Company director, on the terms and conditions set forth in the Indemnification Agreement. Further, the Company agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Indemnification Agreement. The Indemnification Agreement also provides procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing description of the Indemnification Agreement is a general description only and is qualified in its entirety by reference to the form Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on May 10, 2013, the date of the Company's Annual Shareholders Meeting, Gary G. Michael retired from his service as a director of Questar's Board in compliance with the Company's Corporate Guidelines that require a director to retire at the annual meeting following when he turns age 72. His term also ended at this meeting.

Mr. Christopher A. Helms was elected to the Board by a vote of the shareholders as indicated below. Following his election, Mr. Helms was selected by the Board to serve as a member of the Company's Governance and Nominating Committee and Finance and Audit Committee. Mr. Helms will receive an annual retainer of $50,000 for his service on the Board prorated to the effective day of his election as a director. Mr. Helms will also receive 3,600 restricted units of Company stock to vest on March 5, 2014, consistent with the vesting of the equity grants to the Company's other directors.

The Board has determined that Mr. Helms is independent under the applicable listing standards of the New York Stock Exchange.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 10, 2013. At the meeting, shareholders voted on the election of the directors and on two proposals:

Voting results on the election of directors to hold office until the annual meeting in 2014 were as follows:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Teresa Beck	136,417,413	3,700,120	149,469	16,289,130
R. D. Cash	136,321,031	2,758,981	1,186,990	16,289,130
Laurence M. Downes	137,219,982	2,500,245	546,775	16,289,130
Christopher A. Helms	138,549,533	1,055,476	661,993	16,289,130
Ronald W. Jibson	136,833,385	3,334,543	99,074	16,289,130
Keith O. Rattie	137,227,568	2,800,996	238,438	16,289,130
Harris H. Simmons	136,629,100	3,194,194	443,708	16,289,130
Bruce A. Williamson	136,944,781	2,826,643	495,578	16,289,130

Voting results on a proposal to ratify the selection of Ernst & Young as the Company's independent auditor were as follows:

Votes For	Votes Against	Abstentions
155,794,197	587,984	173,951

Voting results on a proposal to approve, on an advisory basis, the named executive officer compensation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
136,079,857	2,979,376	1,207,769	16,289,130

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION
(Registrant)

May 14, 2013	/s/Thomas C. Jepperson
Thomas C. Jepperson Executive Vice President, General Counsel and Corporate Secretary